SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report July 28, 2003

Commission file number 333-21411

ROSE HILLS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	13-3915765
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3888 South Workman Mill Road

Whittier, California 90601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (562) 692-1212

N/A

(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.	OTHER EVENTS

This Current Report on Form 8-K is filed by Rose Hills Company, a Delaware corporation (“the Company”). Alderwoods Group Inc. (“Alderwoods”), the Company’s ultimate parent corporation, announced today that it has begun efforts to refinance $325 million of Alderwoods’ and its subsidiaries’ existing indebtedness, including the Company’s 9.5% senior subordinated notes, due in 2004. The new senior secured facilities are expected to include a $50 million revolving credit facility and a $275 million Term Loan B. Alderwoods proposes to use a portion of the proceeds from the $275 million Term Loan B facility to retire $80 million aggregate principal amount of the Company’s senior subordinated notes prior to their stated maturity. Alderwoods announced that it expects to complete the refinancing on or before September 15, 2003. In the event that the proposed financing is not completed, the Company will have to obtain new or additional financing to pay some or all of the principal amount outstanding on the Company’s senior subordinated notes at maturity. No assurance can be given that such financing will be available to the Company or, if available that it may be obtained on terms and conditions that are satisfactory to the Company.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

None.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 28, 2003

ROSE HILLS COMPANY

/s/ MARY C. GUZMAN

Mary C. Guzman Vice President and Chief Financial Officer, Secretary and Treasurer